CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) for the T. Rowe Price Mid-Cap Index Fund and T. Rowe Price Small-Cap Index Fund (two of the portfolios comprising T. Rowe Price Index Trust, Inc.).

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

November 10, 2015